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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Brian L. Halla, Lewis Chew, and John M. Clark III, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation, to sign the Registration Statement with which this Power of Attorney is filed, and any and all amendments to said Registration Statement, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.

SIGNATURE	DATE
/s/ BRIAN L. HALLA Brian L. Halla	October 17, 2002
/s/ STEVEN R. APPLETON Steven R. Appleton	October 17, 2002
/s/ GARY P. ARNOLD Gary P. Arnold	October 17, 2002
/s/ RICHARD J. DANZIG Richard J. Danzig	October 17, 2002
/s/ ROBERT J. FRANKENBERG Robert J. Frankenberg	October 17, 2002
/s/ E. FLOYD KVAMME E. Floyd Kvamme	October 17, 2002
/s/ MODESTO A. MAIDIQUE Modesto A. Maidique	October 17, 2002
/s/ EDWARD R. MCCRACKEN Edward R. McCracken	October 17, 2002
/s/ LEWIS CHEW Lewis Chew	October 8, 2002
/s/ ROBERT E. DEBARR Robert E. DeBarr	October 8, 2002

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POWER OF ATTORNEY